Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements listed below of Apartment Investment and Management Company and in the related Prospectuses of our reports dated February 24, 2011 with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company, and the effectiveness of internal control over financial reporting of Apartment Investment and Management Company, both included in this Annual Report on Form 10-K for the year ended December 31, 2010.
Form S-3 (No. 333-828)
Form S-3 (No. 333-8997)
Form S-3 (No. 333-17431)
Form S-3 (No. 333-20755)
Form S-3 (No. 333-4546)
Form S-3 (No. 333-36531)
Form S-3 (No. 333-36537)
Form S-3 (No. 333-4542)
Form S-8 (No. 333-4550)
Form S-8 (No. 333-4548)
Form S-8 (No. 333-14481)
Form S-8 (No. 333-36803)
Form S-8 (No. 333-41719)
Form S-4 (No. 333-49075)
Form S-3 (No. 333-47201)
Form S-8 (No. 333-57617)
Form S-4 (No. 333-60663)
Form S-8 (No. 333-70409)
Form S-3 (No. 333-69121)
Form S-3 (No. 333-75109)
Form S-4 (No. 333-60355)
Form S-8 (No. 333-75349)
Form S-3 (No. 333-77257)
Form S-3 (No. 333-77067)
Form S-3 (No. 333-81689)
Form S-3 (No. 333-92743)
Form S-3 (No. 333-31718)
Form S-3 (No. 333-50742)
Form S-4 (No. 333-51154)
Form S-3 (No. 333-52808)
Form S-3 (No. 333-64460)
Form S-3 (No. 333-71002)
Form S-3 (No. 333-73162)
Form S-3 (No. 333-86200)
Form S-3 (No. 333-101735)
Form S-3 (No. 333-130735)
Form S-4 (No. 333-90590-01)
Form S-4 (No. 333-90588-01)
Form S-4 (No. 333-136801)
Form S-8 (No. 333-142466)
Form S-8 (No. 333-142467)

Form S-3 (No. 333-150342)
Form S-3ASR (333-150341-01)
Form S-4 (No. 333-169873)
Form S-4 (No. 333-169872)
Form S-4 (No. 333-169871)
Form S-4 (No. 333-169870)
Form S-4 (No. 333-169869)
Form S-4 (No. 333-169353)
/s/ ERNST & YOUNG LLP
Denver, Colorado
February 24, 2011